UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2008 (August 29, 2008)

Date of Report (Date of earliest event reported)

TERRA NOSTRA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-49631	86-0875500
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

790 East Colorado Blvd., 9th Floor

Pasadena, CA 91101

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (626) 796-0088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On August 15, 2008, Terra Nostra Resources Corp. (“Terra Nostra” or the “Company”) reported on Form 12b-25 (the “Form 12b-25) that it would be unable to file its Form 10-K for the fiscal year ended May 31, 2008 (the “Form 10-K”) by the prescribed deadline of August 14, 2008 and requested the fifteen (15) day extension pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended. The Company wishes to report that it will not be able to file the Form 10-K, which is due August 29, 2008.

Form 12b-25

As reported in the 12b-25, Terra Nostra expects to report results of operations in the Form 10-K that are significantly different than its results of operations from the same period in the previous year and that a quantitative estimate of the change cannot be made at this time due to the financial statements not being completed.

Further, as reported in the Form 12b-25, the Company’s independent public accountants may have identified certain anomalies within the Joint Venture (“JV”) financial reporting. Additional testing is being undertaken to determine the nature and extent of any such possible anomalies.  Management has determined that these anomalies relate to earnings for this quarter and possibly earnings disclosed in prior quarters. Once the additional testing is complete management will determine if a restatement to prior period reports is required; and, in a review of requirements by management which would allow the Company to  repatriate its share of profits from the operations of Stainless Steel Joint Venture (SQSS), management has identified that SQSS is deficient in filing certain government tax returns in the Peoples Republic of China which precludes the Company from initiating the repatriation of its pro-rated share of the anticipated SQSS profits at this time. The Company is working with management of its JV operations and its firm of independent public accountants to resolve issues identified as part of the audit of the consolidated operations for the fiscal year ended May 31, 2008.

Status

As of the date of this Current Report, the Company and its independent public accountants continue to try to resolve the issues identified as part of the audit of the consolidated operations but have been unable to do so prior to the Form 10-K filing deadline of August 29, 2008. The Company and its independent public accountants have been experiencing a lack of cooperation from the Company’s JV partner in certain aspects of arranging additional testing and in the provision of certain support documentation, and as result have been unable to compile the necessary information. As a result, the Company and its independent public accountants can neither confirm the possible anomalies identified nor estimate the extent of any change to the Company’s results of operations from the same period in the previous year. Consequently, the audit of the Company’s financial statements for the fiscal year ended May 31, 2008 is not complete.

The Company and its independent public accountants are working to resolve these issues as soon as possible, but the Company can give no assurance as to when the audit will be completed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TERRA NOSTRA RESOURCES CORP.
By:	/s/ Sun Liu James Po Chief Executive Officer

August 29, 2008

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